EXHIBIT (a)(1)(E)

OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SHARES OF COMMON STOCK

(INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

OF

Monterey Gourmet Foods, Inc.

AT

$2.70 NET PER SHARE

BY

Pulmuone Cornerstone Corporation

a wholly owned subsidiary

OF

Pulmuone U.S.A., Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

12:00 MIDNIGHT, EASTERN TIME, ON THURSDAY, DECEMBER 10, 2009,

UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated November 10, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal, relating to an offer by Pulmuone Cornerstone Corporation, a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Pulmuone U.S.A., Inc., a California corporation (“Parent”), to purchase for cash all of the outstanding shares of common stock, par value $0.001 per share (the “Company Common Stock”), and the associated preferred stock purchase rights issued in connection with the Shareholder Protection Rights Agreement, dated July 1, 2008, by and between Monterey Gourmet Foods, Inc., a Delaware corporation (“MGF” or the “Company”), and Corporate Stock Transfer Inc. (the “Company Rights” and, together with the Company Common Stock, the “Shares”), of the Company, at a purchase price of $2.70 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase and the Letter of Transmittal, collectively constitute the “Offer”) enclosed herewith. Holders of Shares whose certificates for such Shares (the “Certificates”) are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary (as defined in the Offer to Purchase) on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3—“Procedures for Tendering Shares” of the Offer to Purchase.

We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Your attention is directed to the following:

1.	The Offer price is $2.70 per Share, net to the seller in cash, without interest thereon.

2.	The Offer is made for all issued and outstanding Shares.

3.	The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of October 8, 2009, by and among Parent, Purchaser and the Company (the “Merger Agreement”). The Merger Agreement provides, among other things, for the making of the Offer by Purchaser, and further provides that, following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware, Purchaser will be merged with and into the Company (the “Merger”). Following the effective time of the Merger, the Company will continue as the surviving corporation and become a wholly owned subsidiary of Parent and the separate corporate existence of Purchaser will cease.

4.	The Board of Directors of the Company (1) determined that the Merger Agreement and transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of the Company and the stockholders of the Company, (2) duly approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and (3) recommends that the stockholders of the Company accept the Offer and tender their Shares to Purchaser in the Offer and, if required by applicable law, adopt the Merger Agreement and approve the Merger.

5.	The Offer and withdrawal rights will expire at 12:00 midnight, Eastern time, on Thursday, December 10, 2009, unless the Offer is extended.

6.	Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

7.	The Offer is conditioned upon, among other things, satisfaction of the Minimum Condition (as described below). The Offer also is subject to other conditions set forth in the Offer to Purchase. See Section 13—“Conditions of the Offer” of the Offer to Purchase. The Offer is not conditioned upon any financing arrangements. The term “Minimum Condition” is defined in the Offer to Purchase and generally requires that the number of Shares validly tendered and not withdrawn prior to the expiration of the Offer, together with the number of Shares then owned by Parent or Purchaser, represents at least a majority of the voting power of all outstanding Shares.

The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal, and is being made to all holders of Shares. Parent and Purchaser are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Parent and Purchaser become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, Parent and Purchaser will make a good faith effort to comply with that state statute. If, after a good faith effort, Parent and Purchaser cannot comply with the state statute, Purchaser will not make the Offer to, nor will Purchaser accept tenders from or on behalf of, the Company stockholders in that state.

If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the expiration of the Offer.

INSTRUCTIONS WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SHARES OF COMMON STOCK

(INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

OF

Monterey Gourmet Foods, Inc.

BY

Pulmuone Cornerstone Corporation

a wholly owned subsidiary

OF

Pulmuone U.S.A., Inc.

AT

$2.70 NET PER SHARE

The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated November 10, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal, pursuant to an offer by Pulmuone Cornerstone Corporation, a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Pulmuone U.S.A., Inc., a California corporation (“Parent”), to purchase for cash all the outstanding shares of common stock, par value $0.001 per share (the “Company Common Stock”), and the associated preferred stock purchase rights issued in connection with the Shareholder Protection Rights Agreement, dated July 1, 2008, by and between Monterey Gourmet Foods, Inc., a Delaware corporation (“MGF” or the “Company”), and Corporate Stock Transfer Inc. (the “Company Rights” and, together with the Company Common Stock, the “Shares”), of the Company, at a purchase price of $2.70 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal furnished to the undersigned.

Account Number:

Number of Shares to be Tendered*:

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:                     , 2009

SIGN HERE

Signature(s)

Print Name(s)

Address(es)

Area Code and Telephone Number(s)

Tax Identification or Social Security Number(s)

*	Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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